EXHIBIT 10.1

                               PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (the "Agreement") is entered into as of the ____ day of _________, 2004, by and among FastFunds Financial Corporation, a Nevada corporation (the "Company"), and __________________________, a
________________________________________ (the "Purchaser").


                                  INTRODUCTION

     A. The Company is in need of additional financing and wishes to issue to the Purchaser, and the Purchaser desires to purchase from the Company, an unsecured convertible note in the form attached hereto as EXHIBIT A (the "Note"), together with a warrant in the form attached hereto as EXHIBIT B (the "Warrant") to purchase, subject to adjustment as provided therein, _________ shares of the Company's common stock, $.001 par value per share (the "Common Stock"). The proceeds from the note will be used according to the use of proceeds schedule attached hereto as EXHIBIT C.

     B. The parties wish to enter into an agreement in connection with the financing, in the form of this Agreement.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing facts and premises hereby made a part of this Agreement, the mutual promises hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1
                         SALE AND PURCHASE OF SECURITIES

     1.1 SALE AND PURCHASE. On the terms and conditions hereof, the Company hereby issues and sells to the Purchaser, and the Purchaser hereby purchases from the Company, the Note and the Warrant (collectively, the "Securities") for an aggregate purchase price of $___________ (the "Purchase Price").

     1.2 CLOSING. The closing of the transactions contemplated and effected hereby (the "Closing") shall take place by the Company's and Purchaser's release of Closing documents to the other, either by facsimile transmission followed by original documentation delivered by overnight courier, or in such other manner agreed upon by the parties. The date of the Closing is referred to herein as the "Closing Date." At the Closing, the Company will issue, sell and deliver to the Purchaser the Note and the Warrant, against payment of the Purchase Price by certified check or wire transfer of immediately available funds, in either case pursuant to instructions delivered by the Company to Purchaser at or prior to the Closing.

                                   ARTICLE 2
                     COMPANY REPRESENTATIONS AND WARRANTIES

         The Company hereby makes the following representations and warranties to the Purchaser as of the Closing Date.

     2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and

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authority to own and operate its properties and assets, to execute and deliver this Agreement, the Note and the Warrant (together, the "Transaction Documents"), to issue and sell the shares of Common Stock issuable upon conversion of the Note, including shares of Common Stock issuable in lieu of cash in satisfaction of interest payments under the Note (collectively, the "Conversion Shares"), and shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares," and collectively referred to with the Conversion Shares as the "Shares"), to carry out the provisions of the Transaction Documents, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification necessary, except for those jurisdictions in which failure to be so qualified would not have a materially adverse effect on the Company or its business, taken as a whole.

     2.2 CAPITALIZATION. The Company is authorized to issue 250,000,000 shares of capital stock, par value $.001 per share, of which 10,404,101 shares are issued and outstanding. Except as set forth on Schedule 2.2 or in the Company's quarterly, annual and periodic filings (the "SEC Reports") with the U.S. Securities and Exchange Commission (the "Commission"), the Company has no outstanding options, warrants or other rights to acquire any capital stock, or securities convertible or exchangeable for capital stock or for securities themselves convertible or exchangeable for capital stock (together, "Convertible Securities"). Except as set forth on Schedule 2.2 or in the SEC Reports, the Company has no agreement or commitment to sell or issue any shares of capital stock or Convertible Securities. All issued and outstanding shares of the Company's capital stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) are free from any preemptive and cumulative-voting rights. Except as set forth on Schedule 2.2, there are no outstanding rights of first refusal, voting, proxy or shareholder agreements of any kind relating to any of the Company's securities to which the Company or any of its executive officers or directors is a party or as to which the Company otherwise has knowledge of. When issued in compliance with the provisions of the Note and the Warrant (and upon payment as provided by the Warrant), the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; PROVIDED, HOWEVER, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

     2.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Transaction Documents, the performance of all obligations of the Company hereunder, including the authorization, sale, issuance and delivery of the Conversion Shares pursuant to the Note, and the Warrant Shares upon exercise of the Warrant, has been taken. The Transaction Documents, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and according to general principles of equity that restrict the availability of equitable remedies.

     2.4 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchaser contained in Article 3, the offer, sale and issuance of the Note and the Warrant (and the Shares issuable under the Note and upon exercise of the Warrant) will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of the State of Illinois.

     2.5 NON-CONTRAVENTION. The Company's execution and delivery of the Transaction Documents, the issuance of the Securities and the Shares pursuant thereto, and the consummation by the Company of the other transactions contemplated hereby and thereby, do not, and compliance with the provisions of

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this Agreement and other Transaction Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien or encumbrance upon any of the Company's properties or assets, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Company's articles of incorporation or bylaws, or (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company.

     2.6 COMPLIANCE WITH LAWS. Except as disclosed in the SEC Reports, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties that would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of, and the performance of the transactions contemplated by, the Transaction Documents, or the issuance of the Conversion Shares under the Note or the Warrant Shares upon exercise of the Warrant. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company.

     2.7 ABSENCE OF DEFAULTS. No "Event of Default" (as defined in any particular agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default as so defined, has occurred and is continuing.

     2.8 ABSENCE OF UNDISCLOSED LIABILITIES. The Company's financial statements filed with the Commission have been prepared in accordance with accounting principles generally accepted in the United States (subject, in the case of the interim financial statements, to normal year-end adjustments and the absence of footnotes), and fairly present the financial position, results of operations and cash flows of the Company as at the dates and for the periods therein indicated. The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due), which was not fully reflected in, reserved against or otherwise described in the Company's most recent unaudited balance sheet (or notes thereto, if any) or incurred in the ordinary course of business consistent with the Company's past practices since the date of such balance sheet.

     2.9 NASDAQ COMPLIANCE. The Company's Common Stock is registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed on the Over-the-Counter Bulletin Board administered by The Nasdaq Stock Market, Inc. (the "OTCBB"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or causing the delisting of the Common Stock from the OTCBB. The Company has not received any notification that the Commission, the National Association of Securities Dealers, Inc., or any other self-regulatory organizational body is contemplating terminating such registration or listing.

     2.10 REPORTING STATUS. The information contained in the SEC Reports filed by the Company, as of the date of their respective filings, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.11 FULL DISCLOSURE. Neither this Agreement, the Note, the Warrant nor the SEC Reports contain any untrue statement of a material fact nor, to the

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Company's knowledge and belief, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There are no facts that (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of the Company that have not been set forth in the Agreement, the Note, the Warrant, the SEC Reports or in other documents delivered to the Purchaser or its attorneys or agents in connection herewith.

                                   ARTICLE 3
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         The Purchaser hereby represents and warrants to the Company, as of the Closing Date, as follows:

     3.1 INVESTMENT REPRESENTATIONS. The Purchaser understands that neither the offer or the sale of the Securities, nor offer or sale of the Shares, have been registered under the Securities Act. The Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in material part upon the Purchaser's representations contained in the Agreement. In this regard, the Purchaser additionally represents and warrants as follows:

          (a) The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. The Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered for resale pursuant to the Securities Act, or an exemption from registration is available. The Purchaser has no present intention of selling or otherwise transferring the Securities or the Shares, or any interest therein. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Note, the Warrant or the Shares under the circumstances, in the amounts or at the times the Purchaser might wish. Purchaser represents and agrees that if, contrary to the foregoing representations and warranties, Purchaser should later desire to dispose of or transfer all or any portion of the Shares or Securities in any manner, Purchaser shall not do so without complying with applicable securities laws.

          (b) The Purchaser is acquiring the Securities and the Shares for the Purchaser's own account, for investment only, and not with a view towards their public distribution. Purchaser is not aware of any occurrence, event or circumstance upon the happening of which Purchaser intends to transfer or sell the Securities or the Shares. Purchaser has been informed that, in the view of the certain state securities commissions, a purchase of Securities and/or Shares with a current intent to resell, by reason of any foreseeable specific contingency or anticipated change in market values, any change in the condition of the Company or the investment market as a whole, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Securities or Shares, would represent a purchase with an intent inconsistent with the representations set forth above, and that certain state securities commissions might regard such sale or disposition as a deferred sale with regard to which an exemption from registration is not available.

          (c) The Purchaser represents that by reason of its (or its management's) business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, the Securities and the Shares. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement. (d) The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

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

          (e) Purchaser represents and warrants that (i) it was not organized for the specific purpose of acquiring the Securities or the Shares, (ii) this Agreement has been duly authorized by all necessary action on the part of Purchaser, duly executed by an authorized officer or representative of Purchaser, and is a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, and (iii) it is incorporated, organized and in good standing under the laws of the State of Illinois and that its principal office is located in the State of Illinois.

          (f) The Purchaser acknowledges and agrees that the Securities, and, if issued, the Shares, must be held indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as such term is defined under the Exchange Act) and the number of shares being sold during any three-month period not exceeding specified limitations.

     3.2 TRANSFER RESTRICTIONS. The Purchaser acknowledges and agrees that the Securities and, if issued, the Shares, are subject to restrictions on transfer and will bear restrictive legends substantially similar to those contained in the attached forms of Note and Warrant.

     3.3 HIGH RISK. The Securities offered hereby (and Shares issuable upon conversion or exercise thereof) are highly speculative in nature and an investment therein involves a high degree of risk, including but not limited to the risk of losing the entire investment in such Securities and/or Shares.

     3.4 NO GOVERNMENTAL APPROVAL. No federal or state agency, including the Commission or the securities commission or authority of any state, has approved or disapproved the Securities or Shares, passed upon or endorsed the merits of the issuance of Securities or Shares or the accuracy or adequacy of any information provided by the Company, or made any finding or determination as to the fairness or fitness of the Securities or Shares for sale.

     3.5 NO RELIANCE. Purchaser has been encouraged to rely upon the advice of its legal counsel, accountants or other financial advisors with respect to tax and other considerations relating to the purchase of the Securities and Shares pursuant hereto. Purchaser is not relying upon the Company with respect to the economic considerations involved in determining to make an investment in the Securities, including the Shares.

     3.6 ACCESS TO INFORMATION. Purchaser has been given access to full and complete information regarding the Company and has utilized such access to Purchaser's satisfaction for the purpose of obtaining information respecting the Company. Particularly, Purchaser has been given reasonable opportunity to meet with and/or contact Company representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the issuance of the Securities and Shares and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information about the Company already obtained.

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

     3.7 PURCHASER FILINGS. Purchaser hereby acknowledges and understands that due to the significant amount of Shares issuable pursuant to the Note and Warrant, Purchaser may be required under applicable federal securities laws, specifically including the Exchange Act, to prepare and file certain reports with respect to its beneficial ownership of the Common Stock; that any such filings will be the sole and exclusive responsibility of Purchaser; that Purchaser's failure to so prepare and file required reports would likely be publicly disclosed by the Company; and that the costs and expense of any such preparation and filing shall be borne solely by Purchaser.

                                   ARTICLE 4
                               GENERAL PROVISIONS

     4.1 ENTIRE AGREEMENT. The Transaction Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     4.2 GOVERNING LAW; VENUE. This Agreement shall be governed by the laws of the State of Nevada without regard to its conflicts-of-law principles. The parties expressly acknowledge and agree that any judicial action to enforce any right of any party under this Agreement, the Note or the Warrant may be brought and maintained in Minnesota state or federal courts. Accordingly, the parties hereby submit to the process, jurisdiction and venue of any such court. Each party hereby waives, and agrees not to assert, any claim that it is not personally subject to the jurisdiction of the foregoing courts in the State of Minnesota or that any action or other proceeding brought in compliance with this
Section is brought in an inconvenient forum.

     4.3 FEES AND EXPENSES. Purchaser understands that Company shall reimburse MBC Global, LLC, an Illinois limited liability company, for its reasonable legal fees and other reasonable expenses incurred in connection with the Transaction Documents and the transactions contemplated thereby, up to a maximum of $5,000. In addition, Company shall pay finders' fees to MBC Global not exceeding eight percent (8%) from the proceeds received from the purchase and sale of the Note in full and complete satisfaction of Company's obligations.

     4.4 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the Closing.

     4.5 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities or the Shares from time to time.

     4.6 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     4.7 AMENDMENT AND WAIVER. This Agreement may be amended or modified, and any provision hereunder may be waived, only upon the written consent of the Company and the Purchaser.

     4.8 NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received when delivered in person or by national overnight courier service or by certified or registered mail, return-receipt requested, or by telecopier, addressed as follows:

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               (a) if to the Company, at

                           FastFunds Financial Corp.
                           11100 Wayzata Blvd., Suite 111
                           Minneapolis, Minnesota  55305
                           Attention:  Ijaz Anwar, Chief Financial Officer
                           Facsimile:  (952) 417-1996

                           with a copy to:

                           Maslon Edelman Borman & Brand, LLP
                           90 South Seventh Street, Suite 3300
                           Minneapolis, Minnesota  55402
                           Attention:  William M. Mower, Esq.
                           Facsimile:  (612) 642-8358

               (b) if to the Purchaser, in care of:

                           MBC Global, LLC
                           269 Market Square
                           Lake Forest, Illinoiss  60045
                           Attention:  Colin Markey
                           Facsimile:  (847) 295-8035

     4.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on the parties. Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures. Each party shall become bound by this Agreement immediately upon signing and delivering any counterpart, independently of the signature of any other party. Nevertheless, in making proof of this Agreement, it will be necessary to produce only one copy signed by the party to be charged.

     4.10 DISPUTE RESOLUTION. In the event of any dispute relating to the Transaction Documents, the parties will, to the greatest extent possible, endeavor to resolve such dispute through amicable negotiations. Failing an amicable settlement, any controversy, claim or dispute arising under or relating to such agreements, including the existence, validity, interpretation, performance, termination or breach hereof or thereof, will finally be settled by binding arbitration before a single arbitrator (the "Arbitration Tribunal") which will be jointly appointed by the parties. The Arbitration Tribunal shall self-administer the arbitration proceedings utilizing the Commercial Rules of the American Arbitration Association ("AAA"); PROVIDED, HOWEVER, the AAA shall not be involved in administration of the arbitration. The arbitrator must be a retired judge of a state or federal court of the United States or a licensed lawyer with at least five years of corporate or commercial law experience and have at least an AV rating by Martindale Hubbell. If the parties cannot agree on an arbitrator, either party may request the AAA to appoint an arbitrator which appointment will be final.

     The arbitration will be held in Minneapolis, Minnesota. Each party will have discovery rights as provided by the Federal Rules of Civil Procedure within the limits imposed by the arbitrator; provided, however, that all such discovery will be commenced and concluded within 60 days of the selection of the arbitrator. It is the intent of the parties that any arbitration will be concluded as quickly as reasonably practicable. Once commenced, the hearing on the disputed matters will be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator will use all reasonable efforts to issue the final written report containing

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award or awards within a period of five business days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this Section
4.10 will not be a basis for challenging the award. The Arbitration Tribunal will not have the authority to award punitive damages to either party. Each party will bear its own expenses, but the parties will share equally the expenses of the Arbitration Tribunal. The Arbitration Tribunal shall award attorneys' fees and other related costs payable by the losing party to the successful party as it deems equitable. This Agreement and the other Transaction Documents will be enforceable, and any arbitration award will be final and non-appealable, and judgment thereon may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, claims for injunctive relief relating to the Transaction Documents may be brought in a state or federal court in the State of Minnesota.

4.11 FURTHER ASSURANCES. Each party hereby agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have set their hands to this Purchase Agreement to be effective as of the date first set forth above.



COMPANY:                                   PURCHASER:

FASTFUNDS FINANCIAL CORPORATION



-----------------------------------        -------------------------------------
IJAZ ANWAR, CHIEF FINANCIAL OFFICER        Print Name: